                            THREE D DEPARTMENTS, INC.
                            DEBTOR - IN - POSSESSION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 12, 1999

To The Stockholders of Three D Departments, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of Three D Departments, Inc., a Delaware corporation (the "Company"), will be held at our Costa Mesa corporate office, 3535 Hyland Avenue, Costa Mesa, on Friday, February 12, 1999, at 11:00 a.m., Pacific Standard Time, for the following purposes:

         1. To elect five directors to serve for a term of one year each and until their respective successors have been elected and qualified; two of whom shall be elected by the holders of the Company's Class A Common Stock, voting separately as a class, and three of whom shall be elected by the holders of the Company's Class B Common Stock, voting separately as a class.

         2. To transact such other business as may properly come before the Meeting and any adjournments thereof.

         The close of business on January 19, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

         You are cordially invited to attend the Meeting in person. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. It will assist us in controlling expenses of the Meeting if stockholders who do not expect to attend in person will return their signed proxies promptly, whether they own a few shares or many shares.

                                By Order of the Board of Directors,



                                Donald Abrams
                                Chairman of the Board of Directors



Costa Mesa, California
January 22, 1999

                    THREE D DEPARTMENTS, INC. PROXY STATEMENT

                               GENERAL INFORMATION

         The enclosed proxy is solicited on behalf of the Board of Directors of Three D Departments, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, February 12, 1999, and at any adjournments thereof. This Proxy Statement and the accompanying proxy are being sent to stockholders on or about January 22, 1999. Stockholders are requested to complete, date and sign the proxy and return it promptly to the Company.

         Any stockholder executing a proxy has the power to revoke it at any time before it is voted by filing with the Assistant Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Meeting who elects to vote in person. Subject to such revocation, all proxies duly executed and received by the Company on a timely basis prior to commencement of the Meeting will be voted in accordance with the directions specified on the proxy.

         The Annual Meeting is being called for the purpose of electing five directors for the 1999 fiscal year. Votes cast by proxy or in person at the Meeting will be counted by the person(s) appointed by the Company to act as inspectors of election for the meeting. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast".

         The inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

         IF NO SPECIFICATION IS MADE TO THE CONTRARY, PROXIES DULY EXECUTED WITH RESPECT TO CLASS A COMMON STOCK WILL BE VOTED IN FAVOR OF ALL TWO NOMINEES NAMED HEREIN FOR ELECTION AS CLASS A DIRECTORS, AND PROXIES DULY EXECUTED WITH RESPECT TO CLASS B COMMON STOCK WILL BE VOTED IN FAVOR OF ALL THREE NOMINEES NAMED HEREIN FOR ELECTION AS CLASS B DIRECTORS.

         Copies of the Company's Annual Report on Form 10-K for the fiscal year ended August 1, 1998, are being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Meeting. The Annual Report on Form 10-K is not incorporated in the Proxy Statement and is not to be considered proxy solicitation material.

         The Company's principal executive offices are located at 3535 Hyland Ave., Costa Mesa, California 92626-1439.

         January 19, 1999 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. As of January 19, 1999, there were 1,171,494 shares of the Company's Class A Common Stock outstanding and 1,264,455 shares of the Company's Class B Common Stock outstanding. Only stockholders of record at the close of business on January 19, 1999 are entitled to notice of and to vote at the Meeting.

VOTES AND VOTING PROCEDURES (1)

         At the Annual Meeting the holders of Class A Common Stock, voting separately as a class, will be entitled to elect directors for two of the five positions on the Board of Directors, and for this purpose two persons have been nominated for election to the Board as "Class A Directors." Similarly, the holders of Class B Common Stock, voting separately as a class, will be entitled to elect the balance of the directors, being three of the five positions on the Board, and for this purpose three persons have been nominated for election to the Board as "Class B Directors."

         Directors to represent each class are elected by a plurality of the votes cast by the shares of that class entitled to vote, at a meeting at which a majority of the shares of that class entitled to vote are present in person or by proxy. Signed, unmarked proxy cards are voted in accordance with management's recommendations.

         The Class A shares may be voted with respect to the election of Class A Directors, but may not be voted with respect to the election of Class B Directors. Similarly, Class B shares may be voted with respect to the election of Class B Directors, but may not be voted with respect to the election of Class A Directors. Separate proxy cards are provided for each class of common stock.

------------------
(1) The Company's Certificate of Incorporation provides that, other than the differences in voting rights discussed above, Class A and Class B shares differ in the following respects: Quarterly cash dividends, if declared, must be for a higher amount on Class A shares than on Class B shares. Extra dividends, special dividends and dividends payable other than in cash, if any, are payable equally on all shares of both classes. Class B shares may be converted to Class A shares, share for share, at the option of the holder. Although stock dividends of either class may be payable on shares of either or both classes, any such stock dividends which would result in a change in the ratio of the number of outstanding shares of the two Classes to each other may be subject to regulatory consent.

                         PRINCIPAL HOLDERS OF SECURITIES
     The following table contains certain information, as of November 27, 1998, regarding all persons who, to the knowledge of the Company were; 1) beneficial owners of more than 5% of the outstanding shares of common stock, 2) a director of the Company, 3) a Named Executive Officers and, 4) all directors and officers as a group. The persons named had sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated.

                                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                                               ---------------------------------------------
                                                                     CLASS A                  CLASS B
                                                                  COMMON STOCK              COMMON STOCK
                                                               --------------------     --------------------
                                                                NO. OF     PERCENT       NO. OF     PERCENT
         NAME OF BENEFICIAL OWNER                               SHARES     OF CLASS      SHARES     OF CLASS
         ------------------------                              -------     --------     -------     --------
Donald L. Abrams (Director & Officer) (2) (3)                  152,817       12.2%      239,361       16.7%
Steven Kerkstra (Director & Officer) (4)                        18,750        1.5%            -           -
Jay Dawson (Director & Officer) (4)                              6,500        0.5%            -           -
Jennie Daniels (Director) (4)                                    6,000        0.5%            -           -
Richard Carr (Director)                                              -           -            -           -
Bernard Abrams (2)                                             394,584       31.5%      509,246       35.5%
John B. Abrahms                                                 45,616        3.6%       78,384        5.5%
David Kotkin                                                   115,832        9.2%      115,832        8.1%
Joel Diamond (2)                                               121,632        9.7%            -           -
All Directors and officers as a group                          184,067       14.7%      239,361       16.7%



(1) Sole voting and investment power unless otherwise stated. Includes 81,250 shares of Class A common stock and 168,769 shares of class B common stock which could be acquired within 60 days of November 27, 1998 upon the exercise of stock options.
(2) Bernard Abrams is the father of Donald L. Abrams and the uncle of Joel Diamond.
(3) Includes 6,000 shares of each class held for minor children; and 133,691 shares of Class B common stock which could be acquired within 60 days of November 27, 1998 upon the exercise of stock options.
(4) The amount listed represent common stock, which could be acquired within 60 days of November 30, 1998 upon the exercise of stock options.

------------------

                               EXECUTIVE OFFICERS

         The following information is provided with respect to each executive officer of the Company. The Company's executive officers serve at the discretion of the Board of Directors and are customarily appointed as an officer at the annual organizational meeting of the Board held immediately following the Annual Meeting of Stockholders.

INFORMATION WITH RESPECT TO EMPLOYEE DIRECTORS
         The following table sets forth information regarding each member of the Board of Directors who are employees of the Company, including age, present position with the Company, period serve as a director and other business experience during the past five years.


                              DIRECTOR  PRINCIPAL OCCUPATION AND OTHER INFORMATION CONCERNING
                              --------  -----------------------------------------------------
    NAME              AGE      SINCE                             DIRECTOR
    ----              ---      -----                             --------
Donald Abrams          52       1980    Mr. Abrams was President of the Company from 1983 until
                                        1987. Mr. Abrams was appointed to the position of CEO and
                                        elected Chairman of the Board of Directors in May 1998.
Steven Kerkstra        47       1998    Mr. Kerkstra is a CPA and has been the Chief Operating
                                        Officer since 1997 and Chief Financial Officer and Assistant
                                        Secretary of the Company since 1995. Prior to joining the
                                        Company, Mr. Kerkstra was Vice-President, Finance for
                                        Strouds, Inc., a NASDAQ traded company.
John B. Dawson         51       1998    Mr. Dawson has been Vice-President, General Merchandising
                                        Manager of the Company since November, 1997. Mr. Dawson
                                        was a founding member of Linens Plus, which was acquired
                                        by the Company in 1993. For the last eight years, Mr. Dawson managed the Linens Plus division, which has been the most
                                        profitable division of the Company.
Jennie Daniels         41       1998    Ms. Daniells is a supervisor of Connecticut stores since 1988 and an employee of the Company since 1981. Ms. Daniells
                                        also served in various positions with Caldor, Inc. and Macys.


INFORMATION WITH RESPECT TO OFFICERS WHO ARE NOT DIRECTORS
The following table sets forth information regarding each Officer who is not a member of the Board of Directors, including age, present position with the Company, period serve as a director and other business experience during the past five years.

                                YEAR FIRST
                                ----------
                                 EMPLOYED
                                 --------
                                    BY       PRINCIPAL OCCUPATION AND OTHER INFORMATION CONCERNING
                                    --       -----------------------------------------------------
     NAME              AGE       COMPANY                          OFFICER
     ----              ---       -------                          -------
Ronald Dow              60        1978       Mr. Dow has been employed as Controller of the Company
                                             since 1978 and was appointed to the position of Treasurer in
                                             1989.
Lawrence Bassell        44        1983       Mr. Bassel is Vice President - West Coast Operations and has
                                             been employed by the Company in various positions since
                                             1983 and was appointed to his current position in 1995.
Robert Stephenson       49        1980       Mr. Stephenson is Vice President - East Coast Operations and
                                             has been employed by the Company in various positions since
                                             1980 and was appointed to his current position in 1992.


There are no arrangements or understandings pursuant to which any of the persons listed in the table above were selected as executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the U.S. Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended August 1, 1998, its officers, directors and greater than ten percent beneficial owners complied with all
Section 16(a) filing requirements.

                      COMMITTEES OF THE BOARD OF DIRECTORS
         During the 1998 fiscal year, there were ten (10) meetings of the Board of Directors. In addition, the Board and/or its Committees are authorized to adopt resolutions by the unanimous written consent of the members, acting without a meeting. All directors attended at least 75% of the Board meetings and all committee meetings that they were scheduled to attend during the year.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, a total of five directors will be elected to hold office for a term of one year, and until their respective successors have been duly elected and qualified. The persons named as proxies in the accompanying proxy card, or their substitutes, intend to vote the shares represented by each proxy card in favor of the election of the nominees (for the respective classes of stock) set forth below, unless a contrary direction is specified on the proxy card. Each nominee has indicated his intention to serve, if elected. In case any such nominee shall become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority, as and if provided in the proxy card, to vote or refrain from voting for any other nominee in accordance with their judgement.

         The Company's Bylaws authorize a minimum of five and a maximum of fifteen directors, the exact number of which is established from time to time by action of the Board. The Company's Bylaws state that no less than 25% of the members of the Board of Directors shall represent Class A shareholders. Two nominees will stand for election as Class A Directors and three nominees will stand for election as Class B Directors. Class A shares may only be voted with respect to the election of the Class A Directors, and Class B shares may only be voted with respect to the election of Class B Directors.

NOMINEES FOR ELECTION

         Four of the nominees set forth below are currently directors of the Company and each was elected to the Board of Directors at the last Annual Meeting of Stockholders. Mr. Richard Carr was elected as a director for Class A stockholders, in accordance with the Company by-laws, to replace a vacancy created by the retirement of Mr. Abe Markowicz in May 1998. The following information furnished with respect to each nominee was obtained from the records of the Company or from information furnished directly by the nominee.


                   NOMINEES FOR ELECTION AS CLASS A DIRECTORS

                             Director
Name of Nominee        Age     Since                        Principal Occupation
---------------        ---     -----                        --------------------
Richard Carr           56      1998    Mr. Carr became a member of the Board of Directors  in May 1998. Mr.
                                       Carr is Chief Operating Officer of TEC Worldwide, Inc., a wholly owned subsidiary of Knowledge Universe. The Executive Committee (TEC) is
                                       an international organization dedicated to CEO's and company leaders.
                                       TEC provides ongoing growth and leadership programs, which help
                                       CEO's become more effective in their business. Prior to becoming Chief
                                       Operating Officer of TEC Worldwide, Inc., Mr. Carr was Chairman of
                                       three TEC groups.

John B. Dawson         51      1998    Mr. Dawson has been Vice-President and General Merchandising
                                       Manager of the Company since November, 1997. Mr. Dawson was a founding member of Linens Plus, which was acquired by the Company in 1993. Prior to his most recent assignment, Mr. Dawson managed the Linens Plus division, which has been the most profitable division of the Company.



                   NOMINEES FOR ELECTION AS CLASS B DIRECTORS


                              DIRECTOR  PRINCIPAL OCCUPATION AND OTHER INFORMATION CONCERNING
                              --------  -----------------------------------------------------
    NAME              AGE      SINCE                             DIRECTOR
    ----              ---      -----                             --------
Donald Abrams          52       1980    Mr. Abrams was President of the Company from 1983 until
                                        1987. Mr. Abrams was appointed to the position of CEO and
                                        elected Chairman of the Board of Directors in May 1998.
Steven Kerkstra        47       1998    Mr. Kerkstra is a CPA and has been the Chief Operating
                                        Officer since 1997 and Chief Financial Officer and Assistant
                                        Secretary of the Company since 1995. Prior to joining the
                                        Company, Mr. Kerkstra was Vice-President, Finance for
                                        Strouds, Inc., a NASDAQ traded company.
Jennie Daniels         41       1998    Ms. Daniells is a supervisor of Connecticut stores since 1988 and an employee of the Company since 1981. Ms. Daniells
                                        also served in various positions with Caldor, Inc. and Macys.



                             EXECUTIVE COMPENSATION
DIRECTORS FEES
         Each member of the Board of Directors who is not otherwise compensated as an officer or employee of the Company receives a director's fee at the current rate of $3,000 per year for attending meetings of the Board and committees thereof, plus payment of travel expenses related to such attendance.

EXECUTIVE COMPENSATION
         The following table discloses compensation received for the three fiscal years ended August 1, 1998 ("Fiscal1998), August 2, 1997, ("Fiscal 1997") and August 3, 1996, ("Fiscal 1996"), respectively, by the two individual who served as the Company's Chief Executive Officer, and by all employees paid in excess of $100,000 per year.



                                                     SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                ANNUAL COMPENSATION                    COMPENSATION AWARDS
                                           -----------------------------   ----------------------------------------------
                                                                   OTHER   RESTRICTED
NAME AND                     FISCAL                               ANNUAL      STOCK    OPTIONS/    LTIP        ALL OTHER
PRINCIPAL POSITION(1)         YEAR         SALARY     BONUS        COMP.     AWARDS     SARS(2)   PAYOUTS    COMPENSATION
---------------------         ----         ------     -----        -----     ------     -------   -------    ------------

Bernard Abrams (3)            1998        $226,103       -        $91,667       -          -         -             -
     Chairman of the          1997         280,241       -
     Board and Chief          1996         275,000       -           -          -          -         -
     Executive Officer

Donald L. Abrams (3)          1998        $157,695       -           -          -          -         -             -
     Chairman of the          1997         217,614       -           -          -          -         -             -
     Board and Chief          1996         215,753       -           -          -          -
     Executive Officer

Steven R. Kerkstra            1998        $126,174       -           -          -          -         -             -
     Chief Operating          1997         125,008       -           -          -          -         -
     Officer, Chief           1996          63,465                                     25,000
     Financial Officer
     and Assistant Secretary

--------------------------
(1) Includes the Chief Executive Officer and all other executive officers earning over $100,000 salary plus bonus.
(2) Mr. Donald Abrams holds incentive stock options granted at various dates to purchase 158,769 Class B shares at prices in excess of current market. Mr. Kerkstra holds incentive stock options to purchase 25,000 Class A shares, at prices in excess of current market.
(3) Mr. Bernard Abrams retired from the Company effective May 1998 and was replaced by Mr. Donald L Abrams.


                                           OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
                                AGGREGATED OPTIONS/SAR EXERCISES IN FISCAL YEAR ENDED AUGUST 1, 1998
                                       AND FISCAL YEAR END AUGUST 1, 1998 OPTIONS/SAR VALUES

                                                               Number of Securities                Value of
                                                             Underlying Unexercised                Unexercised
                               Shares                            Options/SARs at                  In-the-Money
                            Acquired on       Value              August 1, 1998                   Options/SARs
                              Exercise     Realized (A)               #                       at August 1, 1998 (A)
          Name                   #            ($)           Exercisable/Unexercisable                  ($)
Bernard Abrams                   -             -                               -                        -
Donald L. Abrams                 -             -                    133,691/   -                        -
Steven R. Kerkstra               -             -                     18,750/6,250                       -

(A) No options were in-the-money at the end of the fiscal year and no options were exercised during the fiscal year ended August 1, 1998.

THE FOLLOWING REPORT OF THE BOARD OF DIRECTORS AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIALS OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

COMPENSATION AND STOCK OPTION REPORT ON EXECUTIVE COMPENSATION
     The Board of Directors reviewed the Compensation of its Chief Executive Officer and all others expected to earn, during fiscal 1998, in excess of $100,000. In reviewing the Compensation policies and business performance of the Company, the Committee determined the Company would not pay bonuses to its executives for the fiscal year. In addition, the Committee determined to defer making any compensation changes indefinitely. The fiscal 1998 salary levels do not reflect any specific qualitative or quantitative measures of the Company's performance.

     In fiscal 1998, there were no options granted. No options were repriced during the fiscal year.

     The Board of Directors has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package, which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility (e.g. the spread on exercise of non-qualified options) depend upon the timing of an executive officers vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committees control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

SHAREHOLDER RETURN PERFORMANCE GRAPH
     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Class A and Class B common stock against the cumulative return on the AMEX Market Index as well as a Peer Group Index for the five year period from July 31, 1993 through August 1, 1998. The graph assumes that $100 was invested on July 31,1993 in Class A or Class B common stock and in the other indices, and that all dividends were reinvested. The Peer Group is Media General Industry Group 529-"Other Importers, Wholesalers, and Retailers".


                            [performance graph here]


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On May 6, 1998, the Company entered into a one-year agreement with Mr. Bernard Abrams, its former Chairman and Director for consulting services. During fiscal 1998 the Company paid $91,667 for services under this agreement. Mr. Abrams has received no payments under this agreement since July 30, 1998 the date the Company filed for bankruptcy protection under Chapter 11 of the U.S. Code.

        In October 1996 the Company sold a residence it owned in West Hartford, Connecticut to Mr. Bernard Abrams, who is a shareholder, and former officer and director of the Company, in exchange for a reduction of $180,000 in the note payable the Company owes to the officer. The Company obtained an independent appraisal of the property prior to the transaction, reviewed the appraisal with the Company's executive committee and believes the price is competitive with those of similar properties. In Fiscal 1997 the Company recorded a gain of $78,833 in connection with this transaction.

        In December 1994, the Company entered into a note agreement to borrow $500,000 from Mr. Bernard Abrams a shareholder, and former officer and director of the Company. The agreement provides for interest payable monthly at 10% for the first eighteen months and interest and principal thereafter. The Company paid interest expense of $17,048, $29,223, and $54,083 in fiscal 1998, 1997 and 1996, respectively. The agreement was amended on May 6, 1998 which fixed the amount of the monthly payment including principal and interest to be $16,923 until the debt was fully repaid. . Mr. Abrams has received no payments under this agreement since July 30, 1998 the date the Company filed for bankruptcy protection under Chapter 11 of the U.S. Code.

        In May 1990, the Company entered into a lease agreement consisting of 12,000 square feet of a 280,000 square foot shopping center in which several former officers and directors of the Company have an ownership. The spouses and/or other family members of Messrs. John B. Abrahms, David Kotkin and Bernard Abrams own an aggregate of 41% interest in the shopping center. During fiscal 1998, 1997, and 1996, the Company paid approximately $161,000, $170,000, and $153,000 respectively, in rent for such space. Management believes the terms of the lease are competitive with those available for similar properties. The commitment remaining under this lease, which expires on May 31, 2005, is $981,000.

        In May 1992, Mr. Donald Abrams an officer, director and stockholder of the Company entered into a note agreement with the Company to borrow $37,107. The agreement provides for interest to accrue at 8.5% annually for four years with principal and interest due in May 1995. In May 1997, the Company agreed to extend the note maturity until such time as the officer received any proceeds from the sale of Company stock, at which time the note would be fully repaid. In May 1995, the Company also increased the interest on the note to 10.75% per annum. The outstanding balance at August 1, 1998 is $70,883 and is included in receivables.

        Mr. John B Abrahms, a stockholder of the Company is the principal stockholder of an insurance agency used by the Company. During fiscal 1998, 1997 and 1996, the Company paid insurance premiums on insurance policies issued through this agency of $22,962, $93,163, and $383,874, respectively. Management believes that such premiums are competitive with those charged by unrelated insurance brokers.


                             INDEPENDENT ACCOUNTANTS
         BDO, Seidman, LLP audited the financial statements for the year ended August 1, 1998, Price Waterhouse, LLP has audited the financial statements of the Company for the previous 29 fiscal years. A representative from BDO, Seidman, LLP is expected to be available at the Annual Meeting in person and will have an opportunity to make a statement if he desires and will be available to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS
         In order to be considered by the Company for inclusion in its proxy material for the next Annual Meeting, stockholder proposals must be received by the Company no later than September 6, 1999, and should be submitted to the Assistant Secretary, Three D Departments, Inc., P.O. Box 19773, Irvine, CA 92713-9773.

                                  OTHER MATTERS

GENERAL
         Pursuant to the Securities Exchange Act of 1934, the Company is required to file an Annual Report with the Securities and Exchange Commission ("SEC") on Form 10-K containing certain prescribed information, including financial statements and financial statement schedules. The Company has filed this report with the SEC for the fiscal year ended August 1, 1998. THE COMPANY WILL FURNISH COPIES OF THE REPORT TO STOCKHOLDERS INCLUDING BENEFICIAL OWNERS OF SHARES, WITHOUT CHARGE, UPON WRITTEN REQUEST SUBMITTED TO STEVEN R. KERKSTRA, CFO, THREE D DEPARTMENTS, INC., P.O. BOX 19773, IRVINE, CA 92713-9773.

         The cost of preparing this Proxy Statement and of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone and telegraph. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institution nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards, and will, upon request, be reimbursed for reasonable expenses incurred.

         As of the date of this Proxy Statement, the Company does not intend to present, and has not been informed that any other person intends to present, any business not specified in this Proxy Statement for action at the Meeting. If any other business is properly presented for consideration at the Meeting, proxies will be voted on such matters in accordance with the judgement of the person or persons to the extent authorized to vote the proxies.

         Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.



                                        By Order of the Board of Directors


                                        /s/ Donald Abrams

                                        DONALD ABRAMS
                                        Chairman of the Board of Directors


January 22, 1999

--------------------------------------------------------------------------------
                                                                           PROXY
                                                                         CLASS A
                                                                    Common Stock

                            THREE D DEPARTMENTS, INC.
                           3535 HYLAND AVE. SUITE 200
                           COSTA MESA, CA. 92626-1439
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 12, 1999

     The undersigned hereby appoints Steven Kerkstra, Donald L. Abrams and any of them, as attorneys and proxies (Proxies) of the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote all shares which the undersigned would be entitled to vote if personally present of the Class A Common Stock of Three D Departments, Inc., at the Annual Meeting of Stockholders to be held on February 12, 1999, and any adjournments thereof. Said Proxies are authorized to vote upon the following proposals, as designated on the reverse hereof, and upon all other matters as may properly come before the Meeting, in their discretion.


                   (PLEASE SIGN AND DATE ON THE REVERSE SIDE)
--------------------------------------------------------------------------------
                                                      /           /  Please mark
                                                      /     X     /   your votes
                                                      /           /    as this


ELECTION OF DIRECTORS:              FOR                          WITHHELD
Richard Carr; John B. Dawson      /    /    /    /
                                  /    /    /    /
                                  /    /    /    /

INSTRUCTION: TO WITHHOLD                                        /    /    /    /
                                                                /    /    /    /
                                                                /    /    /    /

AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE
THAT NOMINEE'S NAME ON THE
LINE BELOW.

---------------------------


If you intend to attend the Annual    /    /
Meeting of Stockholders in person,    /    /
please indicate here.                 /    /
                                              DISCRETIONARY AUTHORITY IS HEREBY
                                              CONFERRED AS TO ALL OTHERS MATTERS
                                              WHICH MAY COME BEFORE THE MEETING
                                                 AND ANY ADJOURNMENTS THEREOF.

                                       This proxy when properly executed will be
                                     voted by the Proxies in the manner directed
                                 by the undersigned stockholder. If no direction
                                      is given, this Proxy will be voted FOR ALL
                                                 NOMINEES LISTED .



Signature(s)_______________________________________    Date___________________
NOTE: Please sign as name appears hereon, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                           PROXY
                                                                         CLASS B
                                                                    Common Stock

                            THREE D DEPARTMENTS, INC.
                           3535 HYLAND AVE. SUITE 200
                           COSTA MESA, CA. 92626-1439
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 12, 1999

     The undersigned hereby appoints Steven Kerkstra, Donald L. Abrams and any of them, as attorneys and proxies (Proxies) of the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote all shares which the undersigned would be entitled to vote if personally present of the Class B Common Stock of Three D Departments, Inc., at the Annual Meeting of Stockholders to be held on February 12, 1999, and any adjournments thereof. Said Proxies are authorized to vote upon the following proposals, as designated on the reverse hereof, and upon all other matters as may properly come before the Meeting, in their discretion.


                   (PLEASE SIGN AND DATE ON THE REVERSE SIDE)
--------------------------------------------------------------------------------
                                                      /           /  Please mark
                                                      /     X     /   your votes
                                                      /           /    as this


ELECTION OF DIRECTORS:                   FOR                       WITHHELD
Donald L. Abrams;
Steven R. Kerkstra; Jennie Daniells.   /    /    /    /
                                       /    /    /    /
                                       /    /    /    /

INSTRUCTION: TO WITHHOLD                                        /    /    /    /
                                                                /    /    /    /
                                                                /    /    /    /

AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE
THAT NOMINEE'S NAME ON THE
LINE BELOW.

---------------------------


If you intend to attend the Annual    /    /
Meeting of Stockholders in person,    /    /
please indicate here.                 /    /
                                              DISCRETIONARY AUTHORITY IS HEREBY
                                              CONFERRED AS TO ALL OTHERS MATTERS
                                              WHICH MAY COME BEFORE THE MEETING
                                                 AND ANY ADJOURNMENTS THEREOF.

                                       This proxy when properly executed will be
                                     voted by the Proxies in the manner directed
                                 by the undersigned stockholder. If no direction
                                      is given, this Proxy will be voted FOR ALL
                                                 NOMINEES LISTED .



Signature(s)_______________________________________    Date___________________
NOTE: Please sign as name appears hereon, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

--------------------------------------------------------------------------------
                                       15